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                                                                     EXHIBIT 5.1

                         LEGAL OPINION OF SEYFARTH SHAW



                                 (312) 346-8000


                                  July 25, 2001


The Board of Directors
Manufactured Home Communities, Inc.
Two North Riverside Plaza, Suite 800
Chicago, Illinois  60606

         RE: REGISTRATION STATEMENT ON FORM S-8; 2,000,000 ADDITONAL SHARES OF COMMON STOCK TO BE ISSUED PURSUANT TO THE MANUFACTURED HOME COMMUNITIES, INC. 1992 STOCK OPTION AND STOCK AWARD PLAN

Ladies and Gentlemen:

         We have acted as counsel for Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the Company's 1992 Stock Option and Stock Award Plan (the "Plan").

         We have examined the Certificate of Incorporation of the Company, as amended, the bylaws of the Company, as amended, certain resolutions of the Company's Board of Directors, a copy of the Plan and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and, with respect to the laws of the State of Maryland, we incorporate by reference herein the assumptions and limitations set forth in the opinion of Arnold & Porter, a copy of which is attached hereto as Exhibit A.

         Based on the foregoing, we are of the opinion that (i) the issuance of the Common Stock has been duly authorized by the Company, and (ii) that when issued in accordance with the terms of the Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.


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         We are members of the bar of the State of Illinois and we express no opinions as to laws other than applicable federal law and the laws of the State of Illinois. In rendering the opinions set forth herein that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Arnold & Porter, a copy of which is attached hereto as Exhibit A.

         We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                        Very truly yours,

                                        /s/ SEYFARTH SHAW
                                            SEYFARTH SHAW















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                                                                       EXHIBIT A





                                  July 25, 2001


Seyfarth Shaw
55 East Monroe Street
Suite 4200
Chicago, IL 60603


         Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), with respect to the additional 2,000,000 shares of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), that are to be offered or sold pursuant to the Company's 1992 Stock Option and Stock Award Plan as amended and restated effective March 23, 2001 (the "Plan").

         We have been requested to furnish an opinion that relates to the laws of the State of Maryland. In connection with rendering this opinion, we have examined or relied exclusively upon originals or copies of the documents, certificates, and other information identified below, each as certified by the Assistant Secretary of the Company as of the date hereof.

     1.  A copy of the Plan.

     2. A certificate of Good Standing with respect to the Company issued by the Department of Assessments and Taxation of the State of Maryland as of June 26, 2001.

     3.  A copy of the certificate of incorporation of the Company, as amended.

     4.  A copy of the Bylaws of the Company.

     5.  Resolutions of the Board of Directors of the Company dated March 23,
         2001.

     6. A certificate regarding stockholder approval of the amendments to the Plan on May 8, 2001.

     7. A certificate regarding the capitalization of the Company as of April 30, 2001.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. In connection with all factual matters regarding the opinion set forth below, we have relied exclusively upon the certificates and other documents and information identified above. We have not verified any factual matters in connection with or apart from our review of such certificates and other


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documents, and, accordingly, we do not express any opinion or belief or make any representation as to matters that might have been disclosed by such verification.

         C. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         D. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         E. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         F. We have assumed that the terms under which shares of Common Stock issued upon the exercise of an option or pursuant to a Stock Award under the Plan will not permit the holder thereof to tender such shares to the Company and receive in return the amount paid therefor and that, at the time of issuance, the number of shares of Common Stock authorized by the Company's Articles of Incorporation as then in effect will exceed the number of shares of Common Stock then outstanding, reserved for issuance and to be issued upon the exercise of options or pursuant to Stock Awards under the Plan.

         G. The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. As to such matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilation of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. In addition, we express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

         Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the additional 2,000,000 shares of Common Stock subject to the Plan have been duly authorized by the Company and that (i) when issued upon the exercise of options in accordance with the terms of the Plan and for legal consideration of not less than $0.01 per share, will be validly issued and will be fully paid and nonassessable and (ii) when issued pursuant to the award of Stock Awards in accordance with the terms of the Plan and for legal consideration of not less than $0.01 per share, will be validly issued, and upon the lapse of restrictions provided under such award, will be fully paid and nonassessable.

         This letter is given for your sole benefit and use and does not address any matters other than those expressly addressed herein. You must judge whether the matters addressed in this letter are sufficient for your purposes. This letter is given for your sole benefit in connection with the filing of a Registration Statement on Form S-8 by the Company and may not be relied upon by any other person or entity, or by you in any other context, and may not be used, circulated, quoted or otherwise referred to for any purpose without our written consent. This letter speaks only as of the date hereof, and we undertake no responsibility to update or supplement it after such date.

         Subject to the terms and conditions set forth herein, we also hereby consent to the reliance by the Company on this letter in connection with the filing of the referenced registration statement on Form S-8.

                                   Very truly yours,

                                   /s/ ARNOLD & PORTER
                                       ARNOLD & PORTER